Exhibit 10.28
Amendment 2015-1
to the
CSS Industries, Inc. Change of Control
Severance Pay Plan for Executive Management

WHEREAS, CSS Industries, Inc. (the “Company” or “CSS”) maintains the CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management (the “COC Plan”) for the benefit of certain of its executives, as specified in the COC Plan;

WHEREAS, the COC Plan was adopted for and on behalf of the Company on May 27, 2009 by the Human Resources Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, the COC Plan was amended by the Committee on March 20, 2012 to modify the definition of “Executive Management Employee” under the COC Plan;

WHEREAS, the Committee has determined to amend the COC Plan to further modify the definition of “Executive Management Employee” under the COC Plan;

NOW, THEREFORE, in accordance with the foregoing, effective as of March 17, 2015, the COC Plan is hereby amended as follows:

1.	The definition of “Executive Management Employee” set forth in the “Definitions” section of the COC Plan is hereby amended to read in its entirety as follows:
Executive Management Employee: For purposes of this Plan, (A) any employee of CSS who has the title of Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer or General Counsel; and (B) any employee of CSS or any of its affiliates or subsidiaries who (i) has the title of Executive Vice President or Vice President of such entity and (ii) reports directly to CSS’ Chief Executive Officer.

2.    In all respects not amended, the COC Plan is hereby ratified and confirmed.
IN WITNESS WHEREOF, to record the adoption of this Amendment 2015-1 to the COC Plan, the Committee has caused the execution of this instrument on this 17th day of March 2015.

CSS INDUSTRIES, INC.

By: /s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human
Resources and General Counsel